FOR IMMEDIATE RELEASE

Procera Networks Announces Third Quarter 2010 Results

LOS GATOS, Calif., November 2, 1010 – Procera Networks, Inc. (NYSE Amex: PKT), a developer of Evolved Deep Packet Inspection (DPI) solutions providing traffic awareness, control and protection for complex networks, today reported financial results for its third quarter ended September 30, 2010.

Q310 Highlights
•	Third quarter revenue of $4.75 million, up 3 percent year-over-year
•	Tenth consecutive quarter of year-over-year revenue growth
•	Received an initial order from new North American Tier-1 service provider and won two new Tier-2 service providers
•	Over $15 million of GENBAND revenue funnel generated in less than 60 days
•	Support revenue of $1.2 million, up 56 percent year-over-year
•	Increased software development headcount to support increased trial levels
•	Gross margins improved to 57.3 percent from 32.5 percent in the third quarter of 2009
•	Signed 32 new higher education customers during the third quarter of 2010

“During the third quarter we further positioned Procera for growth with the significant increase in Tier-1 trial opportunities to 23 from 14 last quarter, demonstrating the potential of the recent OEM partnership with GENBAND.  We have scaled up our R&D department to support the increase in Tier-1 trial activities,” said James Brear, president and CEO of Procera Networks, Inc. “Our new service provider and university wins, and continued product innovation, underscore our commitment to prevailing in customer trials.

“Customers have responded favorably to the cost and performance of our recently launched PacketLogic PL8720 solution, which delivers a more economical 10GB port DPI solution and sales of the product have exceeded our expectations. Sales from this DPI appliance represented over 60 percent of our total product revenue for the third quarter, benefiting margins.

“We believe the progress we have made so far in 2010 is setting the stage for Procera to deliver significant growth in 2011 as we achieve trial wins and receive follow-on orders from our 13 new service provider customers in 2010, and benefit from our OEM partnership with GENBAND and their over 200 salespeople.”

Q310 Financial Results
Our GAAP net loss for the third quarter of 2010 was $739,000, or a net loss of $0.01 per share, compared to a net loss of $1.6 million, or a net loss of $0.02 per share, in the third quarter of 2009.  Our GAAP net loss for the nine-month period of 2010 was $3.1 million, or a net loss of $0.03 per share, compared to our net loss of $8.3 million, or a net loss of $0.09 per share, in the nine-month period of 2009.

Our non-GAAP net loss for the third quarter of 2010 was $382,000, compared to non-GAAP net loss of $870,000 in the third quarter of 2009.  Our non-GAAP net loss for the nine-month period of 2010 was $2.1 million, compared to $4.0 million for the nine-month period of 2009.  For an explanation of non-GAAP financial measures used in this release, and reconciliation to comparable GAAP measures, please refer to the Use of Non-GAAP Financial Information below.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Conference Call Information
Procera Networks, Inc. will host a conference call at 4:30 p.m. ET today to discuss its financial results for the third quarter ended September 30, 2010.  Interested parties can access the live call by dialing 877-941-2069 or 480-629-9713 (International) and request the “Procera” call.  An archive of the conference call will be available on the Quarterly Results and Events section of the Procera Networks’ Investor Relations Web site at www.proceranetworks.com/investors.

Safe Harbor Statement
This press release contains forward-looking statements, including statements relating to expectations for revenue growth in 2011, our ability to support customer trials, the potential for new Tier 1 customers to become significant customers, potential benefits from the OEM agreement with GENBAND, obtaining follow-on orders from new and existing customers, the prospects for the recently launched PacketLogic PL8720 product, and the expected demand for Procera Networks' products and services. These forward-looking statements involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause our results to differ materially from those expressed or implied by such forward-looking statements, including risks related to our ability to raise capital; the acceptance and adoption of our products; our ability to service and upgrade our products; lengthy sales cycles and lab and field trial delays by service providers; our dependence on a limited product line; our dependence on key employees; our ability to compete in our industry with companies that are significantly larger and have greater resources; our ability to protect our intellectual property rights in a global market; our ability to manufacture product quickly enough to meet potential demand; and other risks and uncertainties described more fully in our documents filed with or furnished to the Securities and Exchange Commission. More information about these and other risks that may impact Procera Networks’ business are set forth in our Form 10-K filed for the year ended December 31, 2009 and subsequent quarterly report on Form 10-Q. All forward-looking statements in this press release are based on information available to us as of the date hereof, and we assume no obligation to update these forward-looking statements.

Use of Non-GAAP Financial Information
Procera’s management believes that certain non-GAAP financial measures, when taken together with the corresponding consolidated GAAP measures and related segment information, provide incremental insight into the underlying factors and trends affecting both Procera’s performance and its cash generating potential. Management believes these non-GAAP measures increase the transparency of the company’s current results and enable investors to more fully understand trends in its current and future performance.

Thus, in addition to the financial results presented in accordance with Generally Accepted Accounting Principles (GAAP), this press release and the accompanying tables and the related earnings conference call contain certain non-GAAP financial measures that we believe are helpful in understanding our financial performance. For reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures, please see the section of the accompanying tables titled, "GAAP to Non-GAAP Reconciliations." Management regularly uses these supplemental non-GAAP financial measures internally to understand and manage our business and forecast future periods. Our non-GAAP financial measures include adjustments based on the following items, as well as the related income tax benefits, if any:

Amortization of intangible assets: We have excluded the effect of amortization of intangible assets from our non-GAAP net income. Amortization of intangible assets is a non-cash expense, and it is not part of our core operations that requires cash. Investors should note that our intangible assets were essential for generating revenues during the periods presented and will contribute to future period revenues as well.

Stock-based compensation expenses: We have excluded the effect of stock-based compensation from our non-GAAP gross profit, operating expenses and net income measures. Although stock-based compensation is a key incentive offered to our employees and consultants, we continue to evaluate our business performance excluding stock-based compensation expenses. Stock-based compensation expenses will recur in future periods.

Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Non-cash interest expense: We have excluded the effect of a non-cash charge to interest expense for the amortization of debt discounts related to convertible promissory notes that were issued and converted within the second quarter of 2009.

These non-GAAP financial measures are not consistent with GAAP because they do not fully reflect non-cash expenses. The above-mentioned non-GAAP measures are generated by adjusting the related GAAP measures solely to reverse the effect of the above mentioned non-cash expenses. The Company uses these financial measures to provide additional insight into current operating and business trends not readily apparent from the GAAP results.

Management believes users of Procera’s financial statements will benefit from greater transparency in referring to these non-GAAP financial measures when assessing the Company’s operating results, as well as when forecasting and analyzing future periods. However, management recognizes that:

•	these non-GAAP financial measures are limited in their usefulness and should be considered only as a supplement to the Company’s GAAP financial measures;
•	these non-GAAP financial measures should be read in conjunction with our consolidated financial statements prepared in accordance with GAAP;
•	these non-GAAP financial measures should not be considered in isolation from, or as a substitute for, the Company’s GAAP financial measures;
•	these non-GAAP financial measures should not be considered to be superior to the Company’s GAAP financial measures;
•
these non-GAAP financial measures were not prepared in accordance with GAAP and investors should not assume that the non-GAAP financial measures presented in this earnings release were prepared under a comprehensive set of rules or principles; and

•	management intends to continue to track and present these non-GAAP financial measures for future periods.

Further, these non-GAAP financial measures may be unique to Procera, as they may be different from non-GAAP financial measures used by other companies. As such, this presentation of non-GAAP financial measures may not enhance the comparability of the Company’s results to the results of other companies.

A reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure or measures appears at the end of this press release.

About Procera Networks, Inc.
Procera Networks Inc. delivers Evolved DPI solutions that give service providers awareness, control and protection of their applications and networks. Its core product suite, the PacketLogic line of platforms, leverages the company’s advanced identification engine, DRDL™ (Datastream Recognition Definition Language), to provide accurate identification of network traffic in real-time. PacketLogic is deployed at more than 600 broadband service providers, telcos, governments and higher education campuses worldwide. Founded in 2002, Procera (NYSE Amex: PKT) is based in Silicon Valley and has offices in Europe and Australia. More information is available at www.proceranetworks.com.

Press Contact
Jon Linden, Procera Networks, Inc. 1-408-890-7039, jon.linden@proceranetworks.com

Investor Relations Contact
Charles Messman or Todd Kehrli, MKR Group Inc., 323-468-2300, pkt@mkr-group.com

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Procera Networks Inc. • 100 Cooper Court, Los Gatos, CA 95032
Tel: (408) 354-7200 • Fax: (408) 354-7211 • www.proceranetworks.com

Procera Networks, Inc.
Condensed Consolidated Statements of Operations
Unaudited

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Sales
Product sales	$3,491,821	$3,787,205	$9,588,376	$8,509,093
Support sales	1,242,956	796,279	3,216,768	2,255,444
Total sales	4,734,777	4,583,484	12,805,144	10,764,537
Cost of sales
Product cost of sales	1,891,090	2,969,853	5,266,405	6,909,181
Support cost of sales	131,884	125,699	392,809	330,188
Total cost of sales	2,022,974	3,095,552	5,659,214	7,239,369

Gross profit	2,711,803	1,487,932	7,145,930	3,525,168
	57.3%	32.5%	55.8%	32.7%
Operating expenses:
Research and development	859,987	583,738	2,271,108	1,903,187
Sales and marketing	1,614,384	1,622,291	4,831,885	4,961,082
General and administrative	934,243	1,088,302	3,000,102	3,807,342
Total operating expenses	3,408,614	3,294,331	10,103,095	10,671,611

Loss from operations	(696,811)	(1,806,399)	(2,957,165)	(7,146,443)

Interest and other income (expense), net	(40,438)	(64,518)	(115,889)	(1,806,702)

Loss before income taxes	(737,249)	(1,870,917)	(3,073,054)	(8,953,145)
Income tax provision (benefit)	1,723	(275,870)	2,979	(691,450)
Net loss	$(738,972)	$(1,595,047)	$(3,076,033)	$(8,261,695)

Net loss per share - basic and diluted	$(0.01)	$(0.02)	$(0.03)	$(0.09)

Shares used in computing net loss per share - basic and diluted	112,082,724	94,082,724	107,928,878	88,516,837

Procera Networks, Inc.
Condensed Consolidated Balance Sheets

	September 30,	December 31,
	2010	2009
ASSETS
Current Assets:
Cash and cash equivalents	$8,286,808	$3,191,896
Accounts receivable, net of allowance	6,769,185	8,908,620
Inventories, net	2,987,768	1,877,264
Prepaid expenses and other	682,833	692,007
Total current assets	18,726,594	14,669,787

Property and equipment, net	879,529	589,717
Goodwill	960,209	960,209
Other non-current assets	36,212	103,307
Total assets	$20,602,544	$16,323,020

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Line of credit	$1,022,386	$1,917,088
Accounts payable	1,123,890	1,003,225
Deferred revenue	3,401,622	2,103,060
Accrued liabilities	2,164,756	2,255,039
Notes payable	-	500,000
Total current liabilities	7,712,654	7,778,412

Non-current liabilities
Deferred rent	-	29,371
Total liabilities	7,712,654	7,807,783

Commitments and contingencies	-	-

Stockholders' equity:
Common stock	112,083	94,083
Additional paid-in capital	75,309,183	67,814,203
Accumulated other comprehensive loss	(330,743)	(268,449)
Accumulated deficit	(62,200,633)	(59,124,600)
Total stockholders' equity	12,889,890	8,515,237

Total liabilities and stockholders' equity	$20,602,544	$16,323,020

Procera Networks, Inc.
GAAP to Non-GAAP Reconciliation; and Supplemental Financial Information
Unaudited

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2010	2010	2009	2010	2009

Sales - U.S. GAAP as reported	4,734,777	4,776,758	4,583,484	12,805,144	10,764,537

Reconciliation of Gross Profit:
U.S. GAAP as reported	2,711,803	2,719,937	1,487,932	7,145,930	3,525,168
As a percentage of sales	57%	57%	32%	56%	33%
Adjustment:
Amortization on intangibles (1)	-	-	254,333	-	1,017,333
Stock-based compensation (2)	19,948	22,123	15,943	63,799	50,397
As Adjusted	2,731,751	2,742,060	1,758,208	7,209,729	4,592,898
As a percentage of sales	58%	57%	38%	56%	43%

Reconciliation of Operating Expense:
U.S. GAAP as reported	3,408,614	3,509,115	3,294,331	10,103,095	10,671,611
Adjustment:
Amortization on intangibles (1)	-	-	371,074	-	1,461,240
Stock-based compensation (2)	336,676	313,161	259,901	932,712	835,555
As Adjusted	3,071,938	3,195,954	2,663,356	9,170,383	8,374,816

Reconciliation of Net Income (Loss):
U.S. GAAP as reported	(738,972)	(821,657)	(1,595,047)	(3,076,033)	(8,261,695)
Adjustment:
Amortization on intangibles (1)	-	-	625,407	-	2,478,573
Stock-based compensation (2)	356,624	335,284	275,844	996,511	885,952
Interest related to beneficial conversion feature (3)	-	-	-	-	1,644,756
Income tax adjustment (4)	-	-	(176,687)	-	(696,495)
As Adjusted	(382,348)	(486,373)	(870,483)	(2,079,522)	(3,948,909)

(1) The intangible assets recorded at fair value as a result of our acquisitions are amortized over the estimated useful life of the respective asset.
(2) Stock-based compensation expense is calculated in accordance with the fair value recognition provisions of Statements of Financial Accounting Standards No. 123 (R).
(3) Interest expense related to beneficial conversion feature of convertible promissory notes.
(4) Income tax benefit from the amortization of intangible assets.